Exhibit 10.17

BreitBurn Energy Partners L.P.
2006 Long-Term Incentive Plan

Performance Unit-Based Award Agreement

Grantee:
Grant Date:	(the “Grant Date”)

This Performance Unit-Based Award Agreement, dated as of                  , 2007 (this “Agreement”), is between BreitBurn GP, LLC (the “Company”), as the general partner of BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), and                  , an Employee of the Company or its Affiliates (the “Grantee”).  Certain capitalized terms used herein are defined in Appendix A hereto.  Capitalized terms used in this Agreement but not otherwise defined herein or in Appendix A shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise.

WHEREAS, the Company maintains the BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Plan provides for the issuance of Other Unit-Based Awards which are denominated, payable or valued in Units, or are otherwise based on or related to Units, in whole or in part; and

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and the Partnership to issue the Other Unit-Based Award provided for herein (the “Performance Unit-Based Award”) to the Grantee as an inducement to enter into or remain in the service of the Company, the Partnership or their Affiliates, and as an incentive for increased efforts during such service.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.                                       Grant of Award.  The Company hereby grants to the Grantee a Performance Unit-Based Award of                 notional units (the “Performance Units”) under the Plan on the terms and conditions set forth herein.  The Performance Unit-Based Award represents a potential payment in cash or Units that may become vested and payable on the terms and conditions set forth in this Agreement, subject to the Grantee’s continued Service.  The Performance Unit-Based Award shall not represent actual Units or other equity securities of the Company or the Partnership, and unless and until the Performance Unit-Based Award has become vested and payable and the Grantee has elected to receive payment with respect thereto in Units, the Performance Unit-Based Award shall not represent any right to receive actual Units or equity securities of the Company or the Partnership.  In the event of any conflict between the terms of this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement, the terms of the Plan shall control.

2.                                       Vesting.  Subject to the Grantee’s continued Service, the Performance Unit-Based Award shall vest in full with respect to 100% of the Performance Units subject thereto on [insert date that is the third anniversary of January 1 of the year in which the grant is made] (the “Scheduled Vesting Date”); provided, however, that in the event of a Change of Control prior to the Scheduled Vesting Date, the Performance Unit-Based Award shall vest in full with respect to 100% of the outstanding Performance Units subject thereto immediately prior to the consummation of the Change of Control.

3.                                       Payment.  As of the date on which the Performance Unit-Based Award (or any portion thereof) vests (the “Vesting Date”), the vested portion of the Performance Unit-Based Award shall represent the right to receive payment, in accordance with this Section 3, of either (i) an amount in cash equal to the Fair Market Value on the Vesting Date multiplied by the number of vested Performance Units subject to the Performance Unit-Based Award (as adjusted pursuant to Section 3(b) below), or (ii) at the election of the Grantee made at least 60 days prior to the Vesting Date, a number of Units equal to the number of vested Performance Units subject to the Performance Unit-Based Award as of the Vesting Date (as adjusted pursuant to Section 3(b) below).  The Payment Date with respect to the Performance Unit-Based Award shall be on or as soon as practicable after the Vesting Date, but in no event later than 60 days following the Vesting Date.  Notwithstanding the foregoing:

(a)                                  Change of Control.  In the event of a Change of Control prior to the Scheduled Vesting Date, (i) the Fair Market Value for purposes of calculating the amount of the cash payment described above in this Section 3 with respect to any outstanding Performance Units that have not previously vested shall be the price per Unit paid or payable by the acquiror in such Change of Control transaction, and (ii) the Payment Date in respect of any outstanding vested Performance Units that have not yet been paid as of such time shall be the earlier of (1) the Scheduled Vesting Date, and (2) immediately prior to the consummation of the Change of Control; and

(b)                                 Adjustment of Number of Performance Units.  Immediately prior to the Payment Date, the number of Performance Units upon which the amount of the Performance Unit-Based Award is based shall be adjusted by multiplying the number of vested Performance Units by (1) the Adjustment Ratio in effect as of the tenth trading day preceding such Payment Date and (2) the Payout Multiplier applicable to the Performance Unit-Based Award.

Notwithstanding any other provision of this Agreement, but subject to the applicable requirements of any regulatory authority, the Committee hereby reserves the right to make any additional adjustments to the amounts payable pursuant to the Performance Unit-Based Award if, in the sole discretion of the Committee, such adjustments are appropriate in the circumstances having regard to the principal purposes of the Plan and this Agreement.  Unless and until the Performance Unit-Based Award vests, the Grantee will have no right to payment with respect thereto.  Prior to actual payment with respect to any vested portion of the Performance Unit-Based Award, the Performance Unit-Based Award will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

4.                                       Termination of Relationship as a Service Provider.  The following provisions shall apply in the event of a termination of the Grantee’s Service:

(a)                                  Cause.  In the event of a termination of the Grantee’s Service as a result of a termination by the Company for Cause, effective as of the date of termination (the “Termination Date”), the Performance Unit-Based Award and all Performance Units shall be terminated and all rights to receive amounts with respect thereto shall be forfeited by the Grantee without the payment of any consideration therefor.

(b)                                 Non-Cause Termination.  In the event of a termination of the Grantee’s Service by reason of a termination by the Company other than for Cause and other than by reason of the Grantee’s Disability, then, effective as of the Termination Date and notwithstanding any other severance entitlements or entitlement to notice or compensation in lieu thereof, the Performance Unit-Based Award shall thereupon vest with respect to a pro rata number of Performance Units equal to the total number of Performance Units subject to the Performance Unit-Based Award multiplied by a fraction, the numerator of which is equal to the number of days in the period commencing on January 1 of the year in which the Performance Unit-Based Award was granted, and ending on the Termination Date, and the denominator of which is equal to 1095.  Subject to the foregoing, in the event of such a termination, the Performance Unit-Based Award and all Performance Units shall, to the extent not vested as of the Termination Date, be terminated as of the Termination Date, and all rights to receive amounts with respect thereto shall thereupon be forfeited by the Grantee without the payment of any consideration therefor.

(c)                                  Voluntary Resignation.  In the event of a termination of the Grantee’s Service by the Grantee for any reason other than the Grantee’s Disability or death, effective as of the Termination Date, the Performance Unit-Based Award and all Performance Units shall be terminated and all rights to receive amounts with respect thereto shall be forfeited by the Grantee without the payment of any consideration therefor.

(d)                                 Death or Disability.  In the event of a termination of the Grantee’s Service as a result of the Grantee’s death or Disability, the Performance Unit-Based Award shall thereupon vest in full with respect to 100% of the Performance Units subject thereto.

(e)                                  Forfeiture of Unvested Award.  No portion of the Performance Unit-Based Award which is not vested as of the date of the Grantee’s termination of Service shall thereafter become vested or payable.

For purposes of this Agreement, all questions regarding whether the Grantee has incurred a termination of Service shall be determined by the Committee in its sole discretion, and such determination shall be binding and conclusive on all interested parties.

5.                                       Withholding of Taxes.  To  the  extent that a payment under this Agreement results in the receipt of compensation by the Grantee with respect to which the Company or an Affiliate has a tax withholding obligation pursuant to applicable law, the Company or any Affiliate is authorized to withhold from any payment with respect to the Performance Unit-Based Award or from any compensation or other amount owing to the Grantee the amount (in cash, Units, Units that would otherwise be issued pursuant to the Performance Unit-Based Award or other property) any applicable taxes payable in respect of the Performance Unit-Based Award or any payment with respect thereto and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

6.                                       Limitations Upon Transfer.  All rights under this Agreement shall belong to the Grantee alone and may not be transferred, assigned, pledged, or hypothecated by the Grantee in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process.  Upon any attempt by the Grantee to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

7.                                       Grantee Acknowledgement.  The Grantee hereby acknowledges that, notwithstanding anything in the Plan or this Agreement to the contrary, the Company shall not be required to issue or deliver any Units hereunder if, in the good faith determination of the Committee, the Company is not reasonably able to deliver such Units without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange.

8.                                       No Right to Continued Service; No Rights as Unitholder.  Nothing in the Plan or this Agreement shall confer upon the Grantee any right to continue as an Employee, Consultant or Director or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Affiliate thereof, which are expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company and the Grantee.  Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a Unitholder with respect to the Performance Unit-Based Award or the Performance Units unless and until certificates representing such Units shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee or any person claiming under or through the Grantee.

9.                                       Code Section 409A.  Neither the Performance Unit-Based Award nor any amounts payable hereunder are intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”).  However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the Performance Unit-Based Award or any amounts payable hereunder may be subject to Section 409A, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the Performance Unit-Based Award and any amounts payable hereunder to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

10.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company or the Partnership and upon any person lawfully claiming under the Grantee.

11.                                 Entire Agreement.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Performance Unit-Based Award granted hereby.  Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

12.                                 Modifications.  Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both the Grantee and an authorized individual on behalf of the Company.

13.                                 Governing Law.  This grant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

[Signature page follows]

IN WITNESS WHEREOF the parties have executed and delivered this Agreement effective as of the date first written above.

BREITBURN GP, LLC	GRANTEE
By:
Name:	[Name]
Title:

APPENDIX A

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings specified below unless the context clearly indicates otherwise.

(a)                                  “Adjustment Ratio” means the ratio used to adjust the Performance Units with respect to which the amount to be paid on the applicable Payment Date(s) under the Performance Unit-Based Award is determined in accordance with the terms of the Agreement.  The Adjustment Ratio shall initially be equal to one, and shall be cumulatively adjusted thereafter by increasing the Adjustment Ratio on each Distribution Payment Date by an amount, rounded to the nearest five decimal places, equal to a fraction having as its numerator the Distribution, expressed as an amount per Unit, paid on that Distribution Payment Date, and having as its denominator the Fair Market Value on the Distribution Payment Date.

(b)                                 “Cause” shall mean “Cause” as defined in the Grantee’s employment agreement with the Company if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then “Cause” shall mean (i) the Grantee’s unauthorized use or disclosure of confidential information or trade secrets of the Company or its Affiliates or any other material breach of a written agreement between the Grantee and the Company or its Affiliates, including without limitation a material breach of any employment or confidentiality agreement; (ii) the Grantee’s commission of a felony or commission of any other crime involving dishonesty or moral turpitude under the laws of the United States or any state thereof; (iii) the Grantee’s gross negligence or willful misconduct or the Grantee’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, misappropriation or dishonesty committed by the Grantee against the Company or its Affiliates; or (v) any acts, omissions or statements by the Grantee which the Company reasonably determines to be detrimental or damaging to the reputation, operations, prospects or business relations of the Company or its Affiliates.

(c)                                  “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(d)                                 “Disability” means that the Grantee is receiving benefits under any long-term disability plan of the Company or any Affiliate.

(e)                                  “Distribution” means a distribution paid by the Partnership with respect to the Units, expressed as an amount per Unit.

(f)                                    “Distribution Payment Date” means any date that a Distribution is distributed to Unitholders.

(g)                                 “Exchange” means the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or, if there is no trading in the Units on such date, on the next preceding date on which there was trading).

(h)                                 “Payment Date” means the date or time at which amounts payable with respect to the Performance Unit-Based Award shall be paid to the Grantee in accordance with Section 3 of the Agreement.

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(i)                                     “Payout Multiplier” means, at any time, the number obtained by subtracting one from the product of (x) 0.04 and (y) the Percentile Rank in effect at such time; provided, however, that:

(i)                                     in the event that such Percentile Rank is less than the 35, the Payout Multiplier shall be zero; and

(ii)                                  in the event that such Percentile Rank is greater than 75, the Payout Multiplier shall be two.

(j)                                     “Peer Comparison Group” means, generally, organizations with which the Partnership competes for employees in the United States petroleum industry, including upstream or midstream companies whose attributes can be considered comparable to the Partnership and which shall be determined from time to time by the Committee.

(k)                                  “Percentile Rank” means, at any time when used to determine the Payout Multiplier applicable in adjusting the amount payable pursuant to the Performance Unit-Based Award, the percentile rank, expressed as a whole number, of Total Unitholder Return relative to returns calculated on a similar basis on units, shares or other equity securities of the oil and gas companies included in the Peer Comparison Group, over the period commencing on the January 1st of the year in which the Performance Unit-Based Award was granted, and ending as of the date of the most recently filed or available financial reports of such companies immediately preceding the Vesting Date.

(l)                                     “Service” shall mean service as an Employee, Director, or Consultant.

(m)                               “Total Unitholder Return” means, with respect to any period, the total return to Unitholders on the Units, calculated using cumulative Distributions on a reinvested basis and the change in the trading price of the Units on the Exchange over such period.

(n)                                 “Unitholder” means a holder of Units.

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